UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 31, 2012

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51354	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20400 Stevens Creek Blvd., Suite 700
Cupertino, CA 95014
(Address of principal executive offices) (Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01    Entry Into Material Agreement/3.02 Unregistered Sales of Equity Securities

On December 31, 2012, Aemetis International, Inc. (“Borrower”) entered into an Agreement for Repayment of Note by Share Issuance (“Repayment Agreement”) with Laird Q. Cagan for himself and as agent for other holders of interests in (“Holders”) Borrowers Revolving Line of Credit Agreement dated August 17, 2009, amended October 15, 2012 (the “Credit Agreement”).  Pursuant to the Repayment Agreement, the Company issued to the Holders an aggregate of 9,062,900 shares of common stock in payment for principal, interest and fees outstanding under the Credit Agreement.  As of December 31, 2012, the remaining principal balance under the Credit Agreement was $421,885 and the remaining accrued and unpaid interest and fees outstanding under the Credit Agreement was $0.

The issuance of these shares was made in reliance on Rule 506 of Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act.  The Holders have each represented that they are “accredited investors” as defined in the Securities Act of 1933 and are acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

The foregoing description of the Repayment Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Repayment Agreement , which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Agreement for Repayment of Note by Share Issuance dated December 31, 2012, among Laird Q Cagan and certain other holders of Borrower’s promissory note; and Aemetis International, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEMETIS, INC.

Date: January 7, 2013	By:	/s/ Eric A. McAfee
Eric A. McAfee
President and Chief Executive Officer

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